      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1998
                                                     REGISTRATION NO. 333-_____

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                ----------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                ----------------------
                                WELLS FARGO & COMPANY
                         (formerly named Norwest Corporation)
                (Exact name of registrant as specified in its charter)

             DELAWARE                         6712                  41-0449260
 (State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
  incorporation or organization)   Classification Code Number)   Identification
                                                                       No.)

                                420 MONTGOMERY STREET
                           SAN FRANCISCO, CALIFORNIA 94163
                                     415-477-1000
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                ----------------------
                                  STANLEY S. STROUP
                     EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                WELLS FARGO & COMPANY
                                 SIXTH AND MARQUETTE
                          MINNEAPOLIS, MINNESOTA  55479-1026
                                     612-667-8858
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                ----------------------
               WELLS FARGO & COMPANY TAX ADVANTAGE AND RETIREMENT PLAN
                                (Full titles of plan)

                                ----------------------
                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
         Title of Securities                  Amount              Proposed Maximum          Proposed Maximum          Amount of
                to Be                         to Be                 Offering Price              Aggregate           Registration
              Registered                    Registered                Per Share              Offering Price              Fee
----------------------------------------------------------------------------------------------------------------------------------
             Common Stock                   2,000,000                $38.1875(2)             $76,375,000(2)           $22,530.63
   (par value $1-2/3 per share) (1)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

  (1) Each share of the Registrant's common stock includes one preferred stock purchase right.
  (2)  Estimated solely for the purpose of computing the registration fee.

                              --------------------------

     This Registration Statement on Form S-8 covers shares of the common stock, $1-2/3 par value ("Common Stock"), of Wells Fargo & Company, formerly named Norwest Corporation (the "Registrant"), including associated preferred stock purchase rights, and an indeterminate amount of related plan participation interests, that may be issued by the Registrant under the plan listed above. The plan was assumed by WFC Holdings Corporation, a wholly-owned subsidiary of the Registrant, as a result of the merger on November 2, 1998 of the former Wells Fargo & Company with WFC Holdings Corporation.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 1-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference: (i) annual report on Form 10-K for the year ended December 31, 1997; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; (iii) current reports on Form 8-K filed January 22, 1998, April 20, 1998, April 22, 1998, June 8, 1998,
June 9, 1998, June 12, 1998, June 18, 1998, July 22, 1998, August 5, 1998,
October 21, 1998, October 22, 1998 and November 16, 1998; (iv) current report on Form 8-K filed October 13, 1997 containing a description of the Common Stock, including any amendment or report filed with the Commission to update such description; and (v) registration statement on Form 8-A dated October 21, 1998 containing a description of preferred stock purchase rights attached to shares of Common Stock, including any amendment or report filed with the Commission to update such description.

          All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The consolidated financial statements of the Registrant and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the Registrant's annual report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

          The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Stanley S. Stroup, Executive Vice President and General Counsel of the Registrant. Mr. Stroup beneficially owns shares of Common Stock and options to purchase additional shares of Common Stock. As of the date of this Registration Statement, the number of shares Mr. Stroup owns or has the right to acquire upon exercise of his options is, in the aggregate, less than 0.1% of the outstanding shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON NOVEMBER 25, 1998.


                                   WELLS FARGO & COMPANY

                                   By:      /s/ Richard M. Kovacevich
                                        --------------------------------------
                                               Richard M. Kovacevich
                                        President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED ON NOVEMBER 25, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


     /s/ RICHARD M. KOVACEVICH          President and Chief Executive Officer
-----------------------------------     (Principal Executive Officer)
     Richard M. Kovacevich


     /s/ RODNEY L. JACOBS               Vice Chairman and Chief
-----------------------------------     Financial Officer
     Rodney L. Jacobs                   (Principal Financial Officer)


     /s/ LES L. QUOCK                   Controller
-----------------------------------     (Principal Accounting Officer)
     Les L. Quock


LES BILLER                 )
J.A. BLANCHARD III         )
DAVID A. CHRISTENSEN       )
SUSAN E. ENGEL             )
PAUL HAZEN                 )
WILLIAM A. HODDER          )
RODNEY L. JACOBS           )
REATHA CLARK KING          )                 A majority of the
RICHARD M. KOVACEVICH      )                 Board of Directors*
RICHARD D. McCORMICK       )
CYNTHIA H. MILLIGAN        )
BENJAMIN F. MONTOYA        )
IAN M. ROLLAND             )
MICHAEL W. WRIGHT          )

----------------------------
*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                          /s/ RICHARD M. KOVACEVICH
                                        --------------------------------
                                             Richard M. Kovacevich
                                             Attorney-in-Fact

     PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE ADMINISTRATOR OF THE WELLS FARGO & COMPANY TAX ADVANTAGE AND RETIREMENT PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON THE 25TH DAY OF NOVEMBER, 1998.


                                        WFC HOLDINGS CORPORATION

                                        By:  /s/ RICHARD M. KOVACEVICH
                                             ------------------------------
                                             Richard M. Kovacevich
                                             President

                                  INDEX TO EXHIBITS

 Exhibit                                                        Form of
 Number  Description                                            Filing
 ------  -----------                                            -------
 5       Opinion of General Counsel of Wells Fargo &    Electronic Transmission
         Company.

 23.1    Consent of General Counsel of Wells Fargo &
         Company (included as part of Exhibit 5).

 23.2    Consent of KPMG Peat Marwick LLP.              Electronic Transmission

 24.1    Powers of Attorneys (incorporated by
         reference to the Registrant's Registration
         Statement on Form S-4 (Registration No. 333-
         63247) filed on September 11, 1998).

 24.2    Powers of Attorney.                            Electronic Transmission

 99.1    Wells Fargo & Company Tax Advantage and        Electronic Transmission
         Retirement Plan and Trust.

 99.2    Amendment No. 1 to the Wells Fargo & Company   Electronic Transmission
         Tax Advantage and Retirement Plan and Trust.

 99.3    Amendment No. 2 to the Wells Fargo & Company   Electronic Transmission
         Tax Advantage and Retirement Plan and Trust.

 99.4    Amendment to the Employee Benefit Plans        Electronic Transmission
         Sponsored by former Wells Fargo & Company.